Exhibit 10.2

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE, SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, IS AVAILABLE.

VRINGO, INC.

1.25% SECURED CONVERTIBLE PROMISSORY NOTE

US $[•]	July [•], 2011

FOR VALUE RECEIVED, Vringo, Inc., a Delaware corporation (the “Company”), promises to pay to  [•] or its permitted assigns, transferees and successors as provided herein (the “Holder”), or as the Holder may direct, at the address of the Holder provided on the signature page hereto or at such other location as the Holder may designate, the principal sum of [•] DOLLARS ($[•]) (the “Principal”) in lawful money of the United States of America, with interest payable thereon at the rate of one and one quarter percent (1.25%) per annum.  The Principal and all accrued but unpaid interest thereon shall be paid in full to the Holder on January 1, 2012 (the “Maturity Date”) if no Conversion (hereinafter defined) has occurred prior to the Maturity Date.  This Note is being issued pursuant to that certain Securities Purchase Agreement dated as of the date hereof between the Company and the Holder (the “SPA”).

The following is a statement of the rights of the Holder of this Note and the terms and conditions to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:

1.           Series.  This Note is one of a series of Notes of the Company up to an aggregate principal amount of One Million Eight Hundred Thousand ($1,800,000), unless increased to an aggregate principal amount of $2,500,000 upon the prior written approval of the Company and Benchmark Israel II, L.P. (collectively, the “Notes”).

2.           Principal Repayment.  The outstanding Principal of this Note shall be payable on the Maturity Date, unless (i) this Note has been earlier converted as described below, or (ii) the Company  and the holders of a majority of the Principal of the Notes (the “Majority Noteholders”) have agreed otherwise in writing.

3.           Interest.  Interest (the “Interest”) shall accrue on the unpaid Principal of this Note from the date hereof until such Principal is repaid in full at the rate of one and one quarter percent (1.25%) per annum, payable on the Maturity Date.  All computations of the interest rate hereunder shall be made on the basis of a 360-day year of twelve 30-day months.   In the event that any interest rate provided for herein shall be determined to be unlawful, such interest rate shall be computed at the highest rate permitted by applicable law.  All accrued but unpaid Interest shall be paid to the Holder on the Maturity Date, unless this Note has been earlier converted as described below.  Any payment by the Company of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the Principal of this Note without prepayment premium or penalty.

4.           Ranking.   The obligations of the Company under this Note shall rank senior to all other indebtedness of the Company; provided further, however, that this Note shall rank pari passu with respect to all other Notes issued on even date herewith.

5.           Security Interest. The obligations of the Company under this Note are secured by a security interest in all of the assets of the Company (the “Collateral”) pursuant to that certain Security Agreement of even date herewith between the Holder and the Company, as debtor (the “Security Agreement”). Reference is made to the Security Agreement for a detailed description of the Collateral and the rights and remedies of the Holder in respect thereof.  The obligations of the Company shall rank senior with respect to all existing indebtedness of the Company as of the date hereof and to any and all indebtedness incurred hereafter. The term “indebtedness” as used in this Section 5, refers to all secured and unsecured debts and obligations of the Company, including trade payables.

6.           Prepayment. Subject to Section 7, this Note may not be prepaid (in whole or in part) at any time without the Holder’s written consent.

7.           Conversion.

(a)           Conversion.  Upon the consummation of the Company’s immediate subsequent financing (the “New Financing”), the Principal of this Note then outstanding (including all accrued but unpaid Interest thereon) shall automatically convert (an “Automatic Conversion”) into the same securities and contain the same terms offered in the New Financing except that the conversion price shall be equal to the lowest of: (i) the closing price of the Company’s shares of common stock (“Common Stock”) on the NYSE Amex (or on the principal trading market for the Common Stock if it is not then listed on the NYSE Amex) on the date on which the Company publicly announces the consummation of the transactions contemplated in the SPA, (ii) the closing price of the Company’s shares of Common Stock on the NYSE Amex (or on the principal trading market for the Common Stock if it is not then listed on the NYSE Amex) upon the Closing (as defined in the SPA) of the transactions contemplated in the SPA, or (iii) ninety percent (90%) of the price at which the securities are sold in the New Financing. In addition, the Holder may, at any time prior to an Automatic Conversion, convert the Principal of this Note then outstanding (including all accrued but unpaid Interest thereon) (a “Voluntary Conversion” and, together with an Automatic Conversion, a “Conversion”) at a conversion equal to the lower of (i) or (ii) above, by giving notice of a Voluntary Conversion to the Company.  Notwithstanding the foregoing, the Holder may not convert the Note pursuant to a Voluntary Conversion prior to the Company obtaining Stockholder Approval (as defined below) without the prior written consent of the Majority Noteholders.

(b)           Mechanics of Conversion.  The Holder shall surrender and deliver this Note, duly endorsed, to the Company’s office or such other address which the Company shall designate against delivery of the certificates presenting the new securities of the Company.  So long as the Note is not surrendered, the Note shall represent the right to receive the securities which the Holder would have received upon the Conversion. The Company shall prepare and deliver to the Holder such number of securities of the New Financing as are to be issued upon conversion of this Note in accordance with Section 7(a).

(c)           Trading Market Limitations.  Notwithstanding the foregoing, in no event shall the Company issue upon conversion of or otherwise pursuant to the Notes more than the maximum number of shares of Common Stock that the Company may issue pursuant to any rule of the principal United States securities market on which the Common Stock is then traded, which shall be 19.99% of the total shares outstanding on the date of the Closing, subject to adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date hereof, until such time that holders of a majority of the shares of Common Stock have approved the transactions contemplated by the SPA (the “Stockholder Approval”).

(d)           Adjustments to Conversion Price.

(i)           Adjustments for Stock Splits and Combinations and Stock Dividends.  If the Company shall at any time or from time to time after the date of Conversion, effect a stock split or combination of the outstanding Common Stock or pay a stock dividend in shares of Common Stock, then the number of shares of Common Stock issuable in the New Financing shall be proportionately adjusted in accordance with the terms thereof. Any adjustments under this Section 7(d)(i) shall be effective at the close of business on the date the stock split or combination becomes effective or the date of payment of the stock dividend, as applicable.

(ii)         Merger, Sale, Reclassification, Etc. In case of any (A) consolidation or merger (including a merger in which the Company is the surviving entity), (B) sale or other disposition of all or substantially all of the Company’s assets or distribution of property to shareholders (other than distributions payable out of earnings or retained earnings), or reclassification, change or conversion of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the conversion of this Note) or any similar corporate reorganization on or after the date hereof, then and in each such case the Holder of this Note, upon the conversion hereof at any time thereafter shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion hereof prior to such consolidation, merger, sale or other disposition, reclassification, change, conversion or reorganization, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had converted this Note immediately prior thereto.

(e)        Adjustment Certificate. When any adjustment is required to be made in the number of Shares of Common Stock issuable in a New Financing under Section 7(d), the Company shall promptly mail to the Holder a certificate setting forth a brief statement of the facts requiring such adjustment and the conversion price after such adjustment.

(f)           Elimination of Fractional Interests.  No fractional securities shall be issued upon conversion of this Note, nor shall the Company be required to pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated and that all issuances of securities shall be rounded up to the nearest whole share.

8.           Events of Default.  In the event that any of the following (each, an “Event of Default”) shall occur:

(a)           Non-Payment.  The Company shall default in the payment of the Principal of, or accrued interest on, this Note as and when the same shall become due and payable, whether by acceleration or otherwise; or

(b)           Default in Covenants.  The Company shall default in the observance or performance of the affirmative or negative covenants set forth in this Note or the Securities Purchase Agreement, of even date herewith, by and between the Company and the Holder hereof (the “Securities Purchase Agreement”); or

(c)           Bankruptcy.  The Company or any of its subsidiaries shall: (a) admit in writing its inability to pay its debts as they become due; (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company, any of its subsidiaries or any of their respective properties, or make a general assignment for the benefit of creditors; (c) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company, any of its subsidiaries or for any part of their respective properties; or (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company or any of its subsidiaries, and, if such case or proceeding is not commenced by the Company or any of its subsidiaries or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or any of its subsidiaries or shall result in the entry of an order for relief; or

(d)           Judgments.   Any final judgment, decree or order for the payment of money is entered against any of the Company or any of its subsidiaries and together with other outstanding and unsatisfied final judgments against the Company or any of its subsidiaries, exceeds an aggregate amount equal to $250,000 and the same remains unsatisfied, or its execution stayed pending appeal or unbounded for more than thirty (30) days; or

(e)           Transfer of Assets. Any sale, transfer, assignment, conveyance, lease or other disposition (whether in one transaction or in a series of transactions) of a substantial portion of the assets of the Company (equal to or greater than 51% of same) (whether now owned or hereafter acquired), without the prior written consent of the Holder; or

(f)           Non-Compliance; Breach of Representations and Warranties. The Company fails to comply with, observe or perform as and when required any representation, warranty, conditions or agreement or any other provision contained in this Note and the Securities Purchase Agreement to be complied with or in connection with any breach of the representations and warranties contained in this Note and the Securities Purchase Agreement;

then, and so long as such Event of Default is continuing (for a period of thirty (30) calendar days in the case of events under Sections 8(b), 8(e) and 8(f)) (and the event which would constitute such Event of Default, if curable, has not been cured), by written notice to the Company: (i) all amounts then unpaid under this Note, including accrued but unpaid interest, shall bear interest at the default rate of four and one quarter percent (4.25%) per annum; and (ii) all obligations of the Company under this Note shall be immediately due and payable (except with respect to any Event of Default set forth in Section 8(c) hereof, in which case all obligations of the Company under this Note shall automatically become immediately due and payable without the necessity of any notice or other demand to the Company) without presentment, demand, protest or any other action nor obligation of the Holder of any kind, all of which are hereby expressly waived, and Holder may exercise any other remedies the Holder may have at law or in equity.  No course of dealing or delay in accelerating this Note or in taking or failing to take any other action with respect to any Event of Default shall affect the Holder’s right to take such action at a later time.  No waiver as to any one Event of Default shall affect the Holder’s rights upon any other Event of Default.

9.           Affirmative Covenants of the Company.  The Company hereby agrees that, so long as all or any portion of the Note remains outstanding and unpaid, or any other amount is owing to the Holder hereunder, the Company will:

(a)           Corporate Existence and Qualification.  Take the necessary steps to preserve its corporate existence and its right to conduct business in all states in which the nature of its business requires qualification to do business.

(b)           Books of Account.  Keep its books of account in accordance with good accounting practices.

(c)           Insurance.  Maintain insurance with responsible and reputable insurance companies or associations, as determined by the Company in its sole but reasonable discretion, in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company operates.

(d)           Preservation of Properties; Compliance with Law.  Maintain and preserve all of its properties that are used or that are useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted and comply with the charter and bylaws or other organizational or governing documents of the Company, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon the Company or any of its property or to which each the Company or any of its property is subject.

(e)           Taxes.  Duly pay and discharge all taxes or other claims, which might become a lien upon any of its property except to the extent that any thereof are being in good faith appropriately contested with adequate reserves provided therefor.

(f)           Stockholder Approval. The Company shall not consummate the New Financing unless, prior thereto, it has obtained the Stockholder Approval. If, subsequent to ninety (90) days from  the Closing the Holder so requests, the Company shall call a meeting of stockholders and/or take other corporate actions as soon as reasonably practical to obtain the Stockholder Approval.

10.         Negative Covenants of the Company.  The Company hereby agrees that, so long as all or any portion of this Note remains outstanding and unpaid it will not, nor will it permit any of its subsidiaries, if any, without the consent of the holders of the Majority Noteholders, to:

(a)           Dividends and Distributions.  Pay dividends or make any other distribution on shares of the capital stock of the Company.

(b)           Nature of Business.  Materially alter the nature of the Company’s business or otherwise engage in any business other than the business engaged in or proposed to be engaged in on the date of this Note.

(c)           Accounting Changes.  Make, or permit any subsidiary to make any change in their accounting treatment or financial reporting practices except as required or permitted by generally accepted accounting principles in effect from time to time.

(d)           Liens.  Create, assume or permit to exist, any lien on any of its property or assets now owned or hereafter acquired except (i) liens in favor of the Holder; (ii) liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially impair the use thereof in the operation of its business; (iii) liens for taxes or other governmental charges which are not delinquent or which are being contested in good faith and for which a reserve shall have been established in accordance with generally accepted accounting principles; and (iv) purchase money liens granted to secure the unpaid purchase price of any fixed assets.

(e)           Mergers, Acquisitions and Sales of Assets. Enter into any merger or consolidation or liquidate, windup or dissolve itself or sell, transfer or lease or otherwise dispose of all or any substantial part of its assets or technologies (other than sales of inventory and obsolescent equipment in the ordinary course of business); except: (i) if either the Company or its subsidiary is the surviving corporation and a change in control has not occurred, (ii) that any subsidiary of the Company may merge into or consolidate with any other subsidiary which is wholly-owned by the Company, and (iii) any subsidiary which is wholly-owned by the Company may merge with or consolidate into the Company provided that the Company is the surviving corporation.

11.         Mutilated, Destroyed, Lost or Stolen Notes.  In case this Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note.  In the case of a mutilated or defaced Note, the Holder shall surrender such Note to the Company.  In the case of any destroyed, lost or stolen Note, the Holder shall furnish to the Company: (i) evidence to its satisfaction of the destruction, loss or theft of such Note and (ii) such security or indemnity as may be reasonably required by the Company to hold the Company harmless.

12.         Waiver of Demand, Presentment, etc.  The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.   The Company agrees that, in the event of an Event of Default, to reimburse the Holder for all reasonable costs and expenses (including reasonable legal fees of one counsel) incurred in connection with the enforcement and collection of this Note.

13.         Payment.  All payments with respect to this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds and without set-off or counterclaim, free and clear of, and without deduction for, any present or future taxes, restrictions or conditions of any nature.  The receipt by the Holder of immediately available funds shall constitute a payment of Principal and interest hereunder and shall satisfy and discharge the liability for Principal and interest on this Note to the extent of the sum represented by such payment.  Payment shall be credited first to the accrued interest then due and payable and the remainder applied to Principal.

14.         Assignment.  The rights and obligations of the Company and the Holder of this Note shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the parties hereto.  The Holder may not assign, pledge or otherwise transfer this Note or any interest therein without the prior written consent of the Company.  Interest and Principal are payable only to the registered Holder of this Note on the books and records of the Company.

15.         Waiver and Amendment.  Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder, which shall not be unreasonably withheld; provided, however, that the Holder may sell or assign all or any part of its interest in this Note to any partner or member of Holder or any affiliate of Holder. The Company will not assign this Note or any of its rights, duties or obligations under this Note without first obtaining the written consent of the Holder. This Note may only be transferred in compliance with applicable state and federal laws.

16.         Notices.  Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or delivered by facsimile transmission, to such party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereinafter specify by notice to each other party thereto:

If to the Company, to:

Vringo, Inc.
18 East 16th Street
New York, New York 10003
Tel: (646) 525-4319 ext. 2503, Fax: (509) 271-5246

With a copy to:

Barry I. Grossman, Esq.
Ellenoff Grossman & Schole LLP
150 East 42nd Street
New York, NY 10017
Tel: (212) 370-1300, Fax: (212) 370-7889

If to the Holder, to the address set forth on the signature page of the SPA.

17.         Rights and Remedies Cumulative.  The rights and remedies of the Holder under this Note and as may otherwise be available at law or in equity are cumulative and concurrent and at the sole discretion of the Holder may be pursued singly, successively or together and exercised as often as the Holder desires.

18.         TRIAL BY JURY.  THE COMPANY HEREBY WAIVES AND AGREES THAT THE COMPANY WILL NOT ASSERT IN ANY CAPACITY ANY RIGHT TO TRIAL BY JURY IN ANY FORUM WITH RESPECT TO ANY ISSUE, CLAIM, DEMAND OR ACTION ARISING OUT OF OR BASED UPON THIS NOTE, WHETHER FOUNDED IN CONTRACT, TORT OR OTHERWISE.

18.         Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York, excluding that body of law relating to conflicts of laws.

19.         Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in New York Supreme Court, County of New York, or in the United Stated District Court for the Southern District of New York.  The parties hereto hereby:  (i) waives any objection which they may now have or hereafter have to the venue of any such suit, action or proceeding, and (ii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding.  The parties further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon a party mailed by certified mail to such party’s address shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding.

20.         Severability.  If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

21.         Headings.  Section headings in this Note are for convenience only, and shall not be used in the construction of this Note.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first above written.

VRINGO, INC.

By:
Name: Jonathan Medved
Title: Chief Executive Officer